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                                                                    Exhibit 10.7

                               CHILES OFFSHORE LLC

                             1998 EQUITY OPTION PLAN





     1. PURPOSES

     1.1. Chiles Offshore LLC, a Delaware limited liability company (the "Company"), desires, by means of this 1998 Equity Option Plan (the "Plan") and options to be granted hereunder, to afford to certain key employees of the Company, or any Subsidiaries (as hereinafter defined), or consultants to such companies, who are responsible for increasing the value of the Company, an opportunity to acquire Membership Interests (as hereinafter defined) in the Company and, thereby, to create in such persons an increased interest in, and a greater concern for, the welfare of the Company and its subsidiaries. The Company, by means of this Plan and options to be granted hereunder, also seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

     1.2. Options issued pursuant to this Plan ("Options") shall be a matter of separate inducement for, and are not to be granted in lieu of any salary or other compensation for, the services of a key employee or consultant.

     2. MEMBERSHIP INTERESTS SUBJECT TO OPTIONS

     2.1. Options granted under this Plan shall be applicable to the acquisition of, and only to the acquisition of, (i) Membership Interests created under the Operating Agreement (as hereinafter defined), with the owners thereof being designated as "Group D Members," or (ii) any Substitute Interests (as hereafter defined) delivered after the Effective Date (as hereinafter defined) in exchange for, or otherwise in respect of such Membership Interests in accordance with the provisions of paragraph 12.4 of this Plan (collectively, "Group D Membership Interests").

     2.2. In addition, Options may be issued under the Plan only to the extent that the total amount of all Group D Membership Interests which may be acquired pursuant to the exercise of Options then and theretofore granted under the Plan (the "Eligible Membership Interests") shall not exceed, in the aggregate, 5.0% of the Membership Interests at the time outstanding on a fully diluted basis (assuming the exercise of all Options); provided, however, that such 5.0% limitation shall be

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subject to adjustment by the Option Committee as provided in paragraph 12.5 hereof and that any reduction in Membership Interests outstanding shall not invalidate any already outstanding Options. The Eligible Membership Interests as of the Effective Date represent interests in the Company's equity that, based on the Initial Value (as hereinafter defined) of the Company's equity, have a value of U.S. $3,250,000.

     2.3. Options shall initially be granted under this Plan as of the Effective Date (the "Initial Grant") to certain key executives with respect to an aggregate amount of Eligible Membership Interests equal to approximately 3.953% of the Member Interests in the Company as of the Effective Date, having an Initial Value on the Effective Date of $2,569,450. The Options comprising the Initial Grant shall expire on the tenth anniversary of the Effective Date.

     2.4. This Plan shall be effective beginning as of 9:00 A.M. E.S.T. as of March 31, 1998 (the "Effective Date"). The "Initial Value" of the Company's equity for purposes of this Plan has been determined to be U.S. $65 million, representing the Value (as hereinafter defined) of all the Membership Interests in the Company on the Effective Date as determined by the Option Committee (as hereinafter defined).

     2.5. Subject to Section 18 hereof, Options under this Plan may be granted from time to time during the period beginning on the Effective Date and ending on March 31, 2008 (the "Grant Expiration Date") on the terms and conditions hereinafter provided, unless and until Options have been granted hereunder for all the Eligible Membership Interests, and no Options shall be granted after the Grant Expiration Date.

     3. ADMINISTRATION

     3.1. The Management Committee of the Company (the "Management Committee") shall designate from any of its members a committee, which may be the Compensation Committee of the Management Committee as the same may from time to time be constituted, to administer this Plan (the "Option Committee"). The Option Committee shall consist of no fewer than two (2) members, each of whom
(i) shall not be a holder of an Option or a person eligible to receive a grant of Options hereunder and (ii) if any equity security of the Company is registered under Section 12 of the Securities Exchange Act of 1934, as amended and as the same may be amended and any successor provision of law (the "Exchange Act"), or are subject to the reporting requirements of Section 15(d) of the Exchange Act, shall be with respect


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to the Company "non-employee directors" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Exchange Act. A majority of the members of the Option Committee shall constitute a quorum for a meeting of the Option Committee, and the act of a majority of the members of the Option Committee shall be the act of the Option Committee. The rules and procedures of the Option Committee shall otherwise be determined by the Management Committee or the Option Committee. Any member of the Option Committee may be removed at any time either with or without cause by resolution adopted by the Management Committee, and any vacancy on the Option Committee at any time may be filled by resolution adopted by the Management Committee.

     3.2. Subject to the express provisions of this Plan, on an annual or more frequent basis, as the Option Committee or the Management Committee shall determine, the Option Committee shall determine, in its discretion, the persons to whom Options shall be granted (together with permitted assigns thereof, the "Participants"), the units of Eligible Membership Interests which shall be subject to each Option, the purchase price for Eligible Membership Interests under each Option, the period(s) during which such Options shall be exercisable (whether in whole or in part) and the other terms and provisions thereof (which need not be identical). The Option Committee may establish performance standards for determining the periods during which Options shall be exercisable, including without limitation standards based on the earnings of the Company for various fiscal periods. The Option Committee shall define such performance criteria and, from time to time, the Option Committee in its sole discretion and in administering this Plan may make adjustments to such performance criteria for any fiscal period so that extraordinary or unusual charges or credits, acquisitions, mergers, consolidations, and other corporate transactions and other elements of or factors influencing the calculations of earnings or any other performance standard do not distort or affect the operation of this Plan and Options granted hereunder in a manner inconsistent with the achievement of the purposes of this Plan.

     3.3. Subject to the express provisions of this Plan, the Option Committee also shall have authority to construe the terms and conditions of this Plan and the Options granted thereunder, to amend this Plan and the Options granted thereunder, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for administering this Plan. The Option Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion or computation received from any such legal counsel, consultant or agent.

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Expenses incurred by the Option Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Option Committee shall be liable for any action or determination made in good faith with respect to any grant of Options hereunder or the interpretation or application of the terms and conditions of the Plan or any Option or otherwise with respect to this Plan. The determination of the Option Committee on matters referred to in this Section 3 shall be conclusive.

     4. ELIGIBILITY

     4.1. Options may be granted only to key employees of the Company or a Subsidiary thereof, or a consultant providing substantial services thereto, and shall not be granted to any member of the Option Committee.

     4.2. The adoption of this Plan does not create a right in any employee or consultant to participate in the Plan, nor does it create a right in any employee or consultant to have any Options granted to him or her under this Plan.

     5. OPTION PRICE, UNITS AND PAYMENT

     5.1. For purposes hereof, each unit of Eligible Membership Interest (a "Unit") shall be equal to 0.001% all the Membership Interests in the Company at the time of grant. Accordingly, the purchase price of each Unit subject to an Option granted as part of the Initial Grant shall be $650, representing 0.001% of the Initial Value on the Effective Date. Upon the exercise of any Option, the Participant shall receive a Group D Membership Interest that represents the Group D Membership Interest the Participant would then own if the Participant had exercised such Option on the date of grant. By way of example, if an Option is exercised for 10 Units (i.e., representing 0.01% of all Membership Interests in the Company on the date of grant), the Participant would receive a Group D Membership Interest representing a 0.01% Percentage Interest in the Company if there have been no sales or repurchase of Membership Interests by the Company (or similar events affecting Percentage Interests) between the date of grant and the date of exercise; however, if the Company for example sold additional Membership Interests between the date of grant and the date of exercise resulting in the Members on the date of grant experiencing a 20% dilution of their Percentage Interests, the optionholder would receive a Group D Membership Interest representing a 0.008% Percentage Interest in the Company upon such exercise.

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     5.2. The purchase price for each Eligible Membership Interest subject to an
Option granted after the Initial Grant shall be such amount, not less than the Value thereof on the date the Option is granted, as shall be determined by the Option Committee. For purposes of the Plan, the "Value" of an Eligible
Membership Interest shall be as determined in accordance with this paragraph. If Eligible Membership Interests of the kind subject to the Option are at the time listed on a national securities exchange or quoted in an inter-dealer quotation system, which in either case is authorized under the Exchange Act, then the Value of an Eligible Membership Interest on any date shall be the last sale price on such date, if a trading day, or on the most recent past trading day reported in the transaction reporting system therefor authorized under the Exchange Act. If the Membership Interests are not so listed or traded, then the Value of an Eligible Membership Interest shall be the fair market value of such Eligible Membership Interest, as determined by the Option Committee in good faith by any means reasonably determined by the Option Committee. For purposes of this Plan, the determination by the Option Committee of the Value of an Eligible Membership Interest shall be conclusive.

     5.3. Unless a non-cash payment has been approved by the Option Committee, the purchase price for an Eligible Membership Interest payable upon exercise of an Option shall be payable, unless otherwise agreed by the Company, in cash, by certified bank check, in immediately available federal funds delivered to an account designated by the Company or by personal check of the Participant, subject to collection; provided that, if paid by personal check of the Participant, unless waived by the Company, payment shall not be deemed received until the Company shall have collected thereon.

     6. GRANT, VESTING AND OTHER TERMS OF OPTIONS; LIMITATION ON THE RIGHT OF EXERCISE

     6.1. An Option shall vest and be exercisable at such times, in respect of the Units subject thereto, and at such price or prices and during such period or periods, and on such other terms and conditions, consistent with the provisions of this Plan, as the Option Committee shall determine on or before the date of the grant of such Option; provided, however, that an Option shall not be exercisable after the expiration of ten (10) years from the date such Option is granted. A grant of Options hereunder shall be made by the delivery by the Company to the individual granted the Option of an Option Agreement substantially in the form attached hereto as Exhibit A, or substantially in such other form as the Option Committee shall have approved, which Option Agreement shall specify the time or times at which such Option shall

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vest and shall be exercisable, the Units in respect of which, the price or prices at which and the period or periods during which such Option shall be exercisable and any other terms of the Option; provided, however, that, if any such term (other than the Units for which such Option may be exercisable) is not so specified, the Option shall (i) subject to Section 11 hereof, have a term extending from the date of grant to the tenth anniversary of the date of grant,
(ii) subject to Section 6.2, vest and become exercisable in three equal installments, on the first, second and third anniversaries of the date of grant, and the number of Units for which such Option shall vest and may be exercised on such installment dates shall be equal in amount, (iii) the price at which such Option shall be exercisable shall be the Value of the Units subject thereto on the date of grant, and (iv) all other terms and conditions of such Option shall be as provided by this Plan.

     6.2. Unless otherwise determined by the Option Committee, no Option may be exercised prior to the completion of construction of the two premium jackup drilling rigs (one LeTourneau Enhanced 116-C and one LeTourneau Super 116) that are currently being constructed for the Company at AMFELS, Inc. (collectively, the "Initial Premium Jackup Drilling Rigs").

     6.3. The Option Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, the right to exercise any Option granted hereunder.

     6.4. To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

     6.5. In no event shall an Option granted hereunder be exercised for a Membership Interest in an amount less than a Unit or a comparable amount of Substitute Interests issued pursuant to Section 12 hereof in exchange therefor.

     7. EXERCISE OF OPTIONS

     7.1. Subject to Section 9 and any additional requirements that may be provided by an Option Agreement, Options granted under this Plan shall be exercised by the Participant by the giving of written notice of the exercise thereof to the Company, Attention: Secretary, at the principal business office of the Company, specifying the number of Units to be purchased upon such exercise, such notice to be substantially in the form provided by Exhibit B to the form of Option Agreement attached hereto as Exhibit A hereto. Unless the Company shall otherwise agree in

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writing, such notice shall be accompanied by (i) the tender of payment of the purchase price for the Units to be purchased upon such exercise of the Option, in accordance with the requirements of Section 5 hereof, and (ii) the Option Agreement issued with respect to the Option (and not a copy thereof), which in the case of a permitted partial exercise shall be endorsed by the Company to reflect such partial exercise and returned to the optionholder (and in the case of exercise in full shall be retained by the Company). The Company may also require an optionholder in connection with the exercise of an Option to execute and deliver to it or to the Company the documents referred to in Section 14 hereof and any documents that may be required under the Operating Agreement in connection with the admission of a person as a member of the Company or the transfer of an additional Membership Interest to a person who is already a member of the Company, as may be appropriate to the circumstances. The Company shall advise the optionholder of any such additional documentation requirements in connection with the exercise of an Option promptly after it has received notice of exercise of the Option. The Company may waive any of the foregoing requirements respecting the manner of exercise of Options.

     7.2. Upon receipt by the Company of notice of exercise of an Option in accordance with paragraph 7.1 hereof, the Company shall, subject to the terms of Sections 9, 14 and 15 hereof, cause the Membership Interest purchased upon exercise to be recorded in the name of the Participant or his designee in accordance with the Operating Agreement, against payment of the full purchase price and execution and delivery of any other required documentation, on the date therefor specified in the notice of exercise (or on such earlier date or by such other means of delivery as is acceptable to the Company and the optionholder).

     8. CERTAIN DEFINITIONS

     For purposes hereof, the following terms shall have the respective meanings provided below in this Section 8:

     8.1. "Affiliate" of a person or entity means any other person or entity controlled by, controlling or under common control with such person or entity, for which purpose "control" shall have the same meaning as used in the Securities Exchange Act.

     8.2. "Business Day" shall mean any day except a Saturday, Sunday or other day on which the principal business office of the Company is closed.

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     8.3. "Membership Interest" shall have the meaning set forth in the
Operating Agreement.

     8.4. "Operating Agreement" shall mean the Amended and Restated Operating Agreement of the Company, dated as of December 16, 1997, by and among the persons signatory thereto and such other persons as may become members in accordance therewith, as the same may be amended or modified from time to time in accordance with its terms; provided, however, that, if interests in or securities of a company other than the Company have been issued in exchange or substitution for Membership Interests and then outstanding Options become exercisable for such interests or securities in accordance with Section 12 hereof, then "Operating Agreement" shall refer to the certificate of incorporation and by-laws, partnership agreement or like constitutive documents of the issuer of such interests or securities.

     8.5. "Subsidiary" shall mean any corporation, partnership, limited liability company or like entity controlled by the Company of which at least 50% of the equity interest therein is owned, directly or indirectly, by the Company.

     9. REPURCHASE OF OPTIONS

     9.1. Following the Company's receipt of a notice of exercise of any Option by a Participant in accordance with Section 7.1 (the date of such receipt, with respect to such Option, being referred to as the "Option Exercise Date") other than a notice of exercise furnished following a termination of employment or of a consulting engagement due to dismissal of a Participant without Cause as contemplated by Section 11.1(b), the Company may elect, by written notice to such Participant given within ten (10) Business Days after the Option Exercise Date, to repurchase the Options that would otherwise be exercised at a repurchase price determined in accordance with the provisions of Section 9.2. In the event that the Company makes such election, the Company shall provide notice of such repurchase price to the Participant promptly after the determination thereof, which notice shall specify that such repurchase price is payable in cash or, in the event that the provisions of Section 9.4 are applicable, the terms and conditions of such repurchase in accordance therewith. The Participant shall have the right, exercisable by written notice to the Company within ten
(10) days following receipt of the Company's notice of such repurchase price, to withdraw his or her notice of exercise. If the Participant waives such right or does not so withdraw his or her notice of exercise, the Company shall repurchase the Options to which such notice of exercise relates in accordance with the provisions of Section 9.3.

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     9.2. The repurchase price for each Unit of Eligible Membership Interests subject to an Option shall be such amount, not less than the Value thereof on the Option Exercise Date, as shall be determined by the Option Committee. For purposes of the Plan, the "Value" of any Unit of Eligible Membership Interests shall be as determined in accordance with this paragraph. If Eligible Membership Interests of the kind subject to the Option are at the time listed on a national securities exchange or quoted in an inter-dealer quotation system, which in either case is authorized under the Exchange Act, then the Value of an Eligible Membership Interest (or Unit thereof) on any date shall be determined by reference to the last sale price on such date, if a trading day, or on the most recent past trading day reported in the transaction reporting system therefor authorized under the Exchange Act. If Membership Interests of the kind subject to the Option are not so listed or traded, then the Value of any Unit of Eligible Membership Interests shall be the fair market value of such Unit, as determined by the Option Committee in good faith by any means reasonably determined by the Option Committee; provided, however, that, in determining such Value, the Option Committee shall give due consideration to the market value of companies engaged in comparable businesses whose equity securities are at the time listed on a national securities exchange or quoted in an inter-dealer quotation system and, provided further, that in no event shall the value of any Unit of Eligible Membership Interests as so determined to be less than the Percentage Interest that would be represented by such Unit upon exercise of the amount, if any, by which (a) the sum of (i) the product of (A) four and (B) the amount of the Company's consolidated earnings before interest, taxes, depreciation and amortization for the most recently completed 12 month period that ended on or prior to the Option Exercise Date, determined in accordance with generally accepted accounting principles, and (ii) the amount of cash and value of marketable securities owned by the Company as of the Option Exercise Date exceeds (b) the aggregate amount of the Company's indebtedness (including obligations under capitalized leases) and the amount of any reserves for contingent liabilities established as of the Option Exercise Date. For purposes of this Plan, the determination by the Option Committee of the Value of any Unit of Eligible Membership Interests thereof shall be conclusive.

     9.3. In the event that any applicable Participant does not withdraw his or her notice of exercise within the ten-day period following his or her receipt of the Company's notice of repurchase as provided in Section 9.1 hereof, within five (5) Business Days after the expiration of such ten-day period, on a Business Day and at a time during normal business hours designated by the Company by notice to such Participant, the Company shall repurchase the Options to be so sold to it by the Participant for cash, certified bank check or immediately available funds in the

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amount of the repurchase price (or such other consideration as the Company may have specified in its notice of the repurchase price in the event that the provisions of Section 9.4 are applicable) against delivery of the Participant's Option Agreement to the Company at its principal business office for cancellation or, if only part of Option evidenced by such Option Agreement are sold, for annotation to such effect. The Participant shall execute and deliver such documents as the Company may reasonably request to document such transaction. Upon repurchase by the Company of an Option, the Option shall automatically expire.

     9.4. Notwithstanding anything to the contrary contained herein, the following provisions shall apply:

     (a) The Company's obligations to make payments to any Participant under the Plan shall at all times and in all respects be subject, subordinate and junior in right of payment to all borrowings, secured or unsecured, now owing or which hereafter may become owing, and all leases, of the Company and its Subsidiaries, and the Company shall not be obligated to make any payment under the Plan if the Company upon or after such payment would be in default under any instrument or agreement to which the Company is a party or by which the Company or any of its assets is materially bound or affected. If the Company does not make any agreed payment under the Plan by reason of the preceding sentence, such payment shall be deferred until such time as it may be made without default under any such instrument or agreement, and in the interim period the deferred amount shall accrue interest, at the Company's then current cost of borrowed funds, as determined by the Option Committee.

     (b) In repurchasing any Options (or portions thereof), the Company, acting by the Option Committee, may elect, if the total repurchase price is in excess of $500,000, to pay such repurchase price in three (3) equal payments equal to one-third (1/3) of the repurchase price (together with interest at the Company's then current cost of borrowed funds, as determined by the Option Committee), the first of such payments to be made within thirty (30) days after the date of determination of such repurchase price and the additional installments to be made on the first and second anniversaries of the date of the initial payment.

     (c) The Company's obligation to pay any repurchase price, if deferred, shall be prepayable by the Company, together with accrued interest, in whole or in part at any time without penalty. Further, in the event of a Change in Control of the Company as described in Section 12.1, all Participants not previously

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paid their repurchase prices in full shall on the date of the occurrence of such
Change in Control receive payment in full of the Company's then remaining obligations to them hereunder. The death or disability of a Participant or any termination of employment shall not accelerate the Company's payment obligations under this Section 9.4, which shall continue in effect to the Participant and/or his or her legal representatives, as the case may be.

     10. NON-TRANSFERABILITY OF OPTIONS

     No Option granted hereunder shall be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Option granted hereunder shall be exercisable during the lifetime of the holder only by such holder; provided, however, that an Option may be transferred by the holder thereof by gift to a member of his or her family or to a trust principally for the benefit thereof pursuant to such documents respecting such transfer as are reasonably satisfactory to the Company. Except to the extent provided above, Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any purported assignment in contravention hereof shall be void and of no effect.

     11. TERMINATION OF EMPLOYMENT

     11.1. Upon termination of the employment of a Participant with the Company and any Subsidiary thereof or, in the case of a Participant who is a consultant, termination of all of his consulting engagements with the Company and any Subsidiary thereof, the following provisions shall, unless otherwise provided in the Option Agreement, apply to the Participant's Options (including any Options held by a permitted transferee):

          (a) If termination of employment or of the consulting engagement is due to Cause (as defined below), the Option shall, unless otherwise specified by the Option Committee in writing not later than the date of such termination, automatically terminate as of the date of termination of employment or of the consulting engagement with respect to any then unexercised portion of the Option.

          (b) If termination of employment or of the consulting engagement is due to dismissal without Cause, the Option, to the extent

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     not theretofore exercised, shall become immediately exercisable and shall be considered vested and the Participant shall have the right to exercise the Option, to the extent not theretofore exercised, in respect of any or all the Eligible Membership Interests subject thereto at any time up to and including the ninetieth (90th) day after the date of such termination (but subject to paragraphs 6.2 and 11.8 hereof).

          (c) If termination of employment or of the consulting engagement is due to retirement, resignation of the Participant or Disability (as defined below) and at such time the Participant was entitled to exercise the Option, the Option to the extent then exercisable shall be considered vested and the Participant shall have the right to exercise the Option, to the extent not theretofore exercised, in respect of any or all the Eligible Membership Interests that such Participant was entitled to purchase pursuant to the Option at the time of such termination, at any time up to and including (i) in the case of retirement or resignation, the ninetieth
     (90th) day after the date of such termination or (ii) in the case of termination by reason of Disability, one (1) year after the date of such termination (but subject to paragraphs 6.2 and 11.8 hereof). All Options granted to such participant that are not vested as of the date of such termination shall automatically terminate.

          (d) If termination of employment or of the consulting engagement is due to the death of the Participant and at such time the Participant was entitled to exercise the Option, the Option to the extent then exercisable shall be considered vested and the Participant's legal representative, or the person who acquired the Option by bequest or inheritance upon the death of the Participant, shall have the right to exercise the Option so granted, to the extent not theretofore exercised, in respect of any or all the Eligible Membership Interests that such Participant was entitled to purchase pursuant to the Option at the time of such Participant's death, at any time up to and including one (1) year after the date of death (but subject to paragraphs 6.2 and 11.8 hereof). All Options granted to such Participant that are not vested as of the date of death shall automatically terminate.

     11.2. If an Option granted hereunder shall be exercised by the legal representative of a deceased or disabled Participant, or by a person who acquired an

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Option granted hereunder by bequest or inheritance or by reason of death of any
Participant, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

     11.3. Upon the occurrence of a termination of a Participant's employment or of all consulting engagements as described in subparagraphs (b), (c) or (d) of
Section 11.1 above, the Participant (or his legal representative) may, if an Initial Public Offering has not occurred, direct that the Company repurchase such Participant's Options on the terms and conditions provided by Section 9 hereof, substituting, however, the date of such termination for the Option Exercise Date and the most recent month-end of the Company before such termination as the date of valuation. In such event, the optionholder shall be required to sell, and the Company shall be required to purchase, the Option on such terms. For purposes of this Plan, an "Initial Public Offering" means an initial public offering of Membership Interests or Substitute Interests that is closed by the sale of Membership Interests or Substitute Interests pursuant to the Company's first effective Registration Statement for the sale of Membership Interests or Substitute Interests filed under the Securities Act of 1933, as amended, and as the same may be amended from time to time, or any successor provision of law (the "Securities Act").

     11.4. For purposes of this Section, the term "Cause" shall mean (A) fraud, embezzlement or gross insubordination on the part of the Participant or breach by the Participant of his or her obligations under any Company policy or procedure; (B) conviction of or the entry of a plea of nolo contendere by the Participant for any felony; (C) a material breach of, or the willful failure or refusal by the Participant to perform and discharge, his or her duties, responsibilities or obligations as an Participant; or (D) any act of moral turpitude or willful misconduct by the Participant which (A) is intended to result in substantial personal enrichment of the Participant at the expense of the Company or any of its subsidiaries or affiliates or (B) has a material adverse impact on the business or reputation of the Company or any of its subsidiaries or affiliates; provided, however, that with respect to a Participant who is a party to a written employment or consulting agreement with the Company, which agreement contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment thereunder by the Company, the term "Cause" shall mean, "for cause" or "cause" as defined in the most recent of such agreements.

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     11.5. For purposes of this Section 11, the term "Disability" shall mean the inability (as determined in good faith by the Option Committee) of such Participant, as a result of incapacity due to physical or mental illness or disability, to perform the duties for which the Participant is employed for six consecutive months or shorter periods aggregating six months during any twelve-month period.

     11.6. A termination of employment shall not be deemed to occur by reason of the transfer of a Participant from employment by the Company to a Subsidiary of the Company. If an individual to whom an Option is granted transfers an Option as permitted by this Plan, a termination of the employment or consulting engagement of the individual to whom the Option was granted shall have the same effect on the Option in the hands of the transferee as it would have had in the hands of such individual.

     11.7. In the case of any Participant who is a consultant and not an employee, the foregoing provisions of this Section 11 shall be applied with respect to termination of such Participant's consulting services as the Option Committee shall determine to be substantially equivalent in respect of such relationship to the result that would have ensued if such Participant had been an employee.

     11.8. Notwithstanding anything to the contrary contained in this Section 11, in no event shall any person be entitled to exercise any Option after the expiration of the period of exercisability of such Option as specified herein or in the Option Agreement relating thereto.

     12. EFFECT OF CERTAIN TRANSACTIONS

     Change in Control

     12.1. For purposes of this Plan, a "Change in Control" of the Company shall mean any of, and shall be considered to have occurred upon the acquisition by any person or group of persons acting in concert other than SEACOR Offshore Rigs Inc. or COI, LLC, or any Affiliate of either such entity, of the right to elect a majority of the Management Committee (or any successor governing body).

     12.2. Upon the occurrence of a Change of Control of the Company, the Company (or its successor) will give written notice thereof to each Participant promptly (and in any event within five Business Days) and each Option or portion of

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

an Option that has not vested will vest as of the date of such Change of Control. Upon the occurrence of a Change of Control of the Company, (i) a Participant may, by notice to the Company, require the Company (or its successor) to purchase for cash all or any of his Options in accordance with the provisions applicable to the purchase of Options under Section 9 hereof, but based on the Value of the Eligible Membership Interests as of the date of such Change of Control, and (ii) the Company (or its successor) may, by notice to any Participant, require such Participant to sell all his Options in accordance with the same provisions. For purposes of applying Section 9 hereof with respect to any such purchase, the date of such Change of Control shall be substituted for the Option Exercise Date. Notice of the exercise of the rights of a Participant or the Company under this Section 12.2 may be furnished to the other prior to, on or after (but not later than thirty (30) days after) the date of the Change of Control. The closing of any purchase and sale of Options pursuant to this
Section 12.2 shall take place at such time and place as shall be specified by notice in writing from the Company to the Participant.

     Initial Public Offering

     12.3. In the event an Initial Public Offering occurs, all Options will continue in effect, and continue to vest and become exercisable in accordance with the provisions of the Plan and the Option Agreement.

     Incorporation or Merger of the Company Into a Successor

     12.4. Except in the case of the occurrence of a transaction described in
Section 12.1 hereof (in which case the provisions thereof shall instead be applicable), in the event of the incorporation of the Company or a merger, consolidation or like transaction between the Company and another company as a result of which Membership Interests are exchanged for or converted or changed into shares of capital stock of a corporation or interests in a partnership, limited liability company or trust, or notes, debentures, bonds or other debt instruments or other securities or other property or cash, or any combination thereof ("Substitute Interests"), the Options outstanding at that time will continue, whether or not then vested or exercisable, as obligations of the successor company to issue or deliver, on the terms and conditions of the Plan, the same Substitute Interests as were exchanged for Membership Interests or into which Membership Interests were converted or changed in such transaction. Before entering into any such transaction, the Company shall cause the successor company to cause there to be reserved sufficient Substitute Interests so that there will

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

be available for delivery upon exercise of all the Options then outstanding, in lieu of the Membership Interests subject to such Options, such Substitute Interests as would have been issued in respect of the Membership Interests subject to such Options if all of such Membership Interests have been outstanding at the time such transaction occurred. In such circumstances, the outstanding Options will continue to vest and become exercisable in accordance with the vesting and exercise schedule and other terms and conditions provided by this Plan. Notwithstanding any other provision of this Plan, upon the occurrence of such a transaction, if the Company does not continue in existence, then its successor shall be deemed the "Company" for all purposes of this Plan and the Company, before engaging in such a transaction, shall cause the successor entity to assume all of the Company's obligations under this Plan and the successor shall have all of the Company's rights and powers under this Plan.

     Other Extraordinary Transactions

     12.5. In the event of any change in the outstanding Units of Membership Interests that are subject to Options granted under this Plan, whether as a result of a merger, consolidation, recapitalization (including any split or combination of Units), dividend or distribution of any equity interest, debt instrument or security on such Units, exchange by the Company or any Affiliate of any equity interest, debt instrument or security for such Units, or other like change in the capital structure of the Company, unless the provisions of paragraphs 12.2 or 12.4 or 12.6 hereof are applicable to such change, the Option Committee shall make such adjustments to each outstanding Option as are, in its good faith judgment, equitable to prevent any material diminution or enlargement of the rights of the optionholder. Such adjustments may include, if determined to be equitable by the Option Committee, the treatment of equity interests, debt instrument or securities distributed or exchanged for Membership Interests as Substitute Interests (as provided by paragraph 12.4 hereof) or an increase or decrease in the exercise price of the Option, among other things. In addition, in any such event the Option Committee may adjust the maximum number of Units of Eligible Membership Interests as it considers equitable and consistent with the purpose of this Plan.

     12.6. In the event of any extraordinary distribution of assets of the Company in respect of Membership Interests that are subject to Options granted under the Plan or like extraordinary change in the Company's capital structure, unless the provisions of paragraphs 12.2 or 12.4 or 12.5 hereof are applicable to such change, the Option Committee shall make such adjustments to each outstanding Option as are, in its good faith judgment, equitable to prevent any material diminution or

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

enlargement of the rights of the optionholder; provided, however, that no such adjustment need be made with respect to any Option that was exercisable at the time of such extraordinary transaction and which the optionholder had a fair opportunity to exercise such that, if he had done so, the optionholder would have participated in respect of the Membership Interest subject to the Option in such transaction. For purposes hereof, a distribution in any period of six consecutive months of assets of the Company having a fair market value (as determined in good faith by the Option Committee) of less than 10% of the Value of the Company at the time of the first distribution made during such period shall not be considered an extraordinary distribution.

     13. RIGHT TO TERMINATE EMPLOYMENT

     The Plan shall not impose any obligation on the Company or any Subsidiary, to continue the employment of or any consultancy with any Participant, and it shall not impose any obligation on the part of any Participant to remain in the employ of or as a consultant to the Company.

     14. SECURITIES LAW MATTERS

     14.1. Except as hereinafter provided, the Option Committee may require a Participant, as a condition of exercise of any Option granted hereunder, to execute and deliver to the Company a written statement, in form satisfactory to the Option Committee, in which such Participant represents and warrants that the Membership Interest is being acquired for such Participant's own account for investment only and not with a view to the resale or distribution thereof. The Participant, at the request of the Option Committee, may further be required as a condition of exercise of any Option, to agree in writing that any subsequent resale or distribution by the Participant of a Membership Interest acquired by it pursuant to an Option shall be made only pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act, which Registration Statement has become effective and is current with regard to the Membership Interest being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the Participant shall, prior to any offer of sale or sale of such Partner Interest, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto. The requirements of this paragraph 14.1 shall not apply to (i) issuances of Membership Interests to Participants pursuant to the exercise of Options if the Membership Interests being issued are contemporaneously being registered for public offering and sale under the Securities Act or (ii) re-offerings of Membership Interests by Participants who are considered affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Membership Interests being re-offered are registered under the Securities Act and a prospectus in respect thereof is current.

     14.2. In the event the Company registers under the Securities Act Membership Interests for public offering and sale and at such time any Participant holds Membership Interests as a result of having exercised Options and such Participant by reason of his relationship with the Company cannot lawfully sell the Membership Interests owned by him publicly without registration thereof under the Securities Act, the Company shall give notice of said proposed registered public offering to such Participant and, if requested by the Participant, use its reasonable best efforts to include such Participant's Membership Interest in said registered public offering so as to permit such Participant to publicly sell his Membership Interests publicly by means thereof.

     15. WITHHOLDING TAXES

     The Company may require, as a condition to the exercise of an Option or as a condition to effectuating a repurchase of an Option pursuant to Sections 9 or 12 hereof, that the Company be reimbursed in cash for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the issuance or disposition pursuant to the Option of a Membership Interest or the repurchase by the Company of the Option. In lieu thereof, the Company or any Affiliate thereof which employs the Participant exercising the Option shall have the right to withhold the amount of such taxes from any other sums due or to become due from it to the Participant.

     16. USE OF PROCEEDS

     The cash proceeds of the sale of Membership Interests pursuant to the Plan are to be added to the general funds of the Company and shall be used for its general corporate purposes as the Management Committee shall determine.

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

     17. AMENDMENT OF THIS PLAN

     The Option Committee in its discretion may, from time to time, amend this Plan in any respect and without the consent of any Participant, provided that no amendment shall be made that will adversely affect the rights under any Option granted before amendment of this Plan without the consent of the holder of such Option.

     18. TERMINATION OR SUSPENSION OF THE PLAN

     The Management Committee may at any time suspend or terminate the Plan except with respect to Options then outstanding. This Plan, unless sooner terminated by action of the Management Committee, shall terminate at the close of business on the later of the Grant Termination Date or the date all Options outstanding have been exercised or have expired, provided that the provisions of paragraph 14.2 of this Plan and the provisions of this Plan regarding administration shall remain in effect indefinitely. Options may not be granted while this Plan is suspended or after it has been terminated. Rights and obligations under any Option granted while this Plan is in effect shall not be altered or impaired by suspension or termination of this Plan, except upon the consent of the person to whom the Option was granted. The provisions of this Plan regarding administration of the Plan, including the power of the Option Committee to construe and administer any Options granted prior to the termination or suspension of the Plan, nevertheless shall continue after such termination or during such suspension.

     19. GOVERNING LAW

     This Plan and such Options as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware from time to time obtaining, without giving effect to the principles, policies or provisions thereof governing choice or conflict of laws.

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


     20. PARTIAL INVALIDITY

     The invalidity or illegibility of any provision hereof shall not be deemed to affect the validity of any other provision.














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